Roadrunner Transportation Systems Reports 2019 Results Announces Plans to Voluntarily Withdraw from NYSE and Deregister with SEC • Revenue and Adjusted EBITDA declined in the 2019 fourth quarter primarily due to lower market demand and rates, continuation of the General Motors strike into October and the impact of planned dry van downsizing and divestitures • Achieved significant progress towards narrowing strategic focus to value-added logistics and asset-right LTL businesses • Recent divestitures have generated more than $300 million of cash proceeds primarily used to pay down finance leases and debt resulting in a significantly improved balance sheet • Rebranded air and ground expedite business as Ascent On-Demand, now part of the Ascent Global Logistics brand, and launched an enterprise sales team to drive organic revenue growth • Voluntary delisting and deregistration process aimed at reducing corporate costs; shares expected to continue trading on over-the-counter markets Downers Grove, IL (BUSINESS WIRE) - March 26, 2020 -- Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced results for the fourth quarter and year ended December 31, 2019. Fourth Quarter Financial Results Revenues decreased to $400.9 million for the fourth quarter of 2019 compared to $551.5 million for the fourth quarter of 2018. Lower revenues were primarily due to declines in air and ground expedited logistics at the Ascent On-Demand segment (“Ascent OD”) as well as reduced shipment volumes and rates across the Ascent Transportation Management (“Ascent TM”), Less-than-Truckload (“LTL”) and Truckload (“TL”) segments. Fourth quarter 2019 results were also negatively impacted by the General Motors strike, which reduced revenue in the Ascent OD and TL segments by approximately $26.7 million and $4.4 million, respectively. After the GM strike ended in late October, the company saw improved results in Ascent OD in the months of November and December. Operating loss was $70.5 million for the fourth quarter of 2019 compared to $22.9 million for the fourth quarter of 2018. Impacting the consolidated operating loss for the fourth quarter of 2019 was $48.3 million of goodwill, intangible asset and asset impairment charges and $7.2 million of operations restructuring costs related to the downsizing of the dry van business, offset by gains from the sale of the Intermodal and Flatbed businesses of $37.2 million. Excluding impairment charges, operations restructuring costs and gains from sales of businesses, the higher consolidated operating loss for the fourth quarter of 2019 was primarily attributable to the impact of lower revenues and margins across all operating segments.

Net loss was $74.2 million for the fourth quarter of 2019 compared to $58.4 million for the fourth quarter of 2018. In addition to the reasons discussed above for the company's consolidated operating loss, the consolidated net loss for the fourth quarter of 2019 was also impacted by a decrease in interest expense of $30.9 million resulting from the redemption of preferred stock in the first quarter of 2019 and an increased benefit from income taxes. The company's effective income tax rate was a benefit of 3.5% and 2.9% during the fourth quarter of 2019 and 2018, respectively.

Diluted loss per share available to common stockholders was $1.97 for the fourth quarter of 2019, compared to diluted loss per share of $37.32 for the fourth quarter of 2018. On April 5, 2019, the company executed a 1-for-25 reverse stock split. All share and per common share data have been retroactively adjusted for all periods presented. The weighted average common stock outstanding used in the calculation of diluted loss per share was significantly higher in the fourth quarter of 2019 due to the company's issuance of 36 million shares of common stock in the rights offering that was completed in February 2019.

Adjusted EBITDA for the quarters ended December 31, 2019 and 2018 was calculated as follows:

(In thousands)	Three Months Ended December 31, 2019					
	Ascent TM	Ascent OD	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ (40,152)	$ 3,665	$ (12,967)	$ (33,162)	$ 8,378	$ (74,238)
Plus: Total interest expense	79	—	399	744	5,196	6,418
Plus: Benefit from income taxes	(159)	—	—	—	(2,494)	(2,653)
Plus: Depreciation and amortization	1,430	2,300	1,819	5,774	1,880	13,203
Plus: Impairment charges	40,108	—	—	7,861	350	48,319
Plus: Long-term incentive compensation expenses	—	—	—	—	4,985	4,985
Less: Gain on sales of businesses	—	—	—	—	(37,221)	(37,221)
Plus: Corporate restructuring and restatement costs	—	—	—	—	2,780	2,780
Plus: Operations restructuring costs	—	—	—	7,153	—	7,153
Adjusted EBITDA	$ 1,306	$ 5,965	$ (10,749)	$ (11,630)	$ (16,146)	$ (31,254)
Adjusted EBITDA as a % of revenue	1.1%	5.3%	(10.4%)	(16.8%)		(7.8%)

(In thousands)	Three Months Ended December 31, 2018					
	Ascent TM	Ascent OD	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ 6,945	$ 10,569	$ (9,454)	$ (11,497)	$ (55,001)	$ (58,438)
Plus: Total interest expense	23	—	29	162	37,125	37,339
Plus: (Benefit from) provision for income taxes	2	—	—	—	(1,776)	(1,774)
Plus: Depreciation and amortization	1,510	2,131	1,165	7,683	2,475	14,964
Plus: Impairment charges	—	—	—	1,582	—	1,582
Plus: Long-term incentive compensation expenses	—	—	—	—	742	742
Plus: Corporate restructuring and restatement costs	—	—	—	—	6,687	6,687
Plus: Contingent purchase obligation	—	—	—	—	1,840	1,840
Adjusted EBITDA	$ 8,480	$ 12,700	$ (8,260)	$ (2,070)	$ (7,908)	$ 2,942
Adjusted EBITDA as a % of revenue	5.7%	7.6%	(7.6%)	(1.5%)		0.5%

For more information about Adjusted EBITDA, see "Non-GAAP Financial Measures" below and the company's SEC filings.

Full Year Financial Results

Revenues decreased to $1,847.9 million for the year ended December 31, 2019 compared to $2,216.1 million for the year ended December 31, 2018. Lower revenues in all operating segments contributed to the decrease.

Operating loss was $321.9 million for the year ended December 31, 2019 compared to $58.5 million for the year ended December 31, 2018. The 2019 operating loss included operations restructuring costs of $20.6 million related to the dry van truckload business and asset impairment charges of $197.1 million. The 2018 operating loss included operations restructuring costs of $4.7 million related to the temperature controlled business. Lower consolidated operating results in 2019 were attributable to decreased revenues and increased impairment charges and restructuring costs, partially offset by lower purchased transportation costs, other operating expenses, and gain on sale of businesses.

Net loss was $340.9 million for the year ended December 31, 2019 compared to $165.6 million for the year ended December 31, 2018. In addition to the operating results within the company's segments and corporate, the net loss reflected a decrease in interest expense to $20.4 million in 2019 from $116.9 million in 2018 due to the absence of interest on the preferred stock (which was fully redeemed in the first quarter of 2019 after completion of the rights offering). The effective income tax rate was a benefit of 1.1% and 5.6% during the year ended December 31, 2019 and 2018, respectively.

Diluted loss per share available to common stockholders was $10.62 for the year ended December 31, 2019, compared to diluted loss per share of $107.39 for the year ended December 31, 2018. As previously mentioned, the weighted average common stock outstanding used in the calculation of diluted loss per share was significantly higher during the year ended December 31, 2019 due to the company's issuance of 36 million shares of common stock in the rights offering that was completed in February 2019.

Adjusted EBITDA for the year ended December 31, 2019 and 2018 was calculated as follows:

(In thousands)	Year ended December 31, 2019					
	Ascent TM	Ascent OD	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ (58,249)	$ 4,450	$ (36,469)	$ (176,023)	$ (74,646)	$ (340,937)
Plus: Total interest expense	359	—	902	3,038	16,113	20,412
Plus: Benefit from income taxes	(149)	—	—	—	(3,511)	(3,660)
Plus: Depreciation and amortization	6,318	8,664	5,422	28,918	9,682	59,004
Plus: Impairment charges	74,636	—	1,076	107,261	14,123	197,096
Plus: Long-term incentive compensation expenses	—	—	—	—	14,790	14,790
Less: Gain on sales of business	—	—	—	—	(37,221)	(37,221)
Plus: Loss on debt restructuring	—	—	—	—	2,270	2,270
Plus: Corporate restructuring and restatement costs	—	—	—	—	13,721	13,721
Plus: Operations restructuring costs	—	—	—	20,579	—	20,579
Plus: Contingent purchase obligation	—	—	—	—	360	360
Adjusted EBITDA	$ 22,915	$ 13,114	$ (29,069)	$ (16,227)	$ (44,319)	$ (53,586)
Adjusted EBITDA as a % of revenue	4.5%	2.8%	(6.7%)	(3.4%)		(2.9%)

(In thousands)	Year ended December 31, 2018					
	Ascent TM	Ascent OD	LTL	TL	Corporate/ Eliminations	Total
Net (loss) income	$ 28,226	$ 30,464	$ (27,009)	$ (28,682)	$ (168,596)	$ (165,597)
Plus: Total interest expense	108	—	117	315	116,372	116,912
Plus: (Benefit from) provision for income taxes	131	—	—	—	(9,945)	(9,814)
Plus: Depreciation and amortization	5,049	8,230	3,854	20,577	5,057	42,767
Plus: Fleet impairment charges	—	—	—	1,582	—	1,582
Plus: Long-term incentive compensation expenses	—	—	—	—	2,696	2,696
Plus: Corporate restructuring and restatement costs	—	—	—	—	22,224	22,224
Plus: Operations restructuring costs	—	—	—	4,655	—	4,655
Plus: Contingent purchase obligation	—	—	—	—	1,840	1,840
Adjusted EBITDA	$ 33,514	$ 38,694	$ (23,038)	$ (1,553)	$ (30,352)	$ 17,265
Adjusted EBITDA as a % of revenue	5.8%	5.7%	(5.5%)	(0.3%)		0.8%

Recent Events

On November 5, 2019, the company entered into a $100 million Third Lien Credit Facility with Elliott Associates, L.P. and Elliott International, L.P. as lenders. As of December 31, 2019, the company had $40.5 million of outstanding borrowings under the Third Lien Credit Facility.

On November 5, 2019, the company completed the sale of its Roadrunner Intermodal Services (“Intermodal”) business to Universal Logistics Holdings, Inc., for $51.3 million in cash, subject to customary purchase price and working capital adjustments, and recognized a gain of $20.0 million. On December 9, 2019, the company completed the sale of its Flatbed business unit, for $30.0 million in cash, subject to customary purchase price and working capital adjustments, and recognized a gain of $17.2 million. On March 2, 2020, the company completed the sale of its Prime Distribution Services, Inc. (“Prime”) business to CH Robinson Worldwide, Inc. for $225 million, subject to customary purchase price and working capital adjustments. On March 2, 2020, the Company repaid in full and terminated the Term Loan Credit Agreement. The Company repaid all amounts outstanding under the ABL Credit Facility and entered into a new credit agreement with BMO Harris Bank. The new ABL Credit Facility consists of a $50.0 million asset-based revolving line of credit subject to availability blocks, currently in the amount of $18.5 million. In addition, the Company’s availability to borrow under the credit facility is further reduced by the amount of outstanding letters of credit, approximately $12.5 million. The company currently has approximately $90 million of available funds through cash on hand and availability through our new ABL and Third Lien facilities. Voluntary Delisting and Deregistration with SEC The company plans to voluntarily withdraw its common stock from listing on the NYSE and to voluntarily deregister from the reporting requirements of the Securities and Exchange Commission (the “SEC”). Accordingly, the company intends to file on or about April 6, 2020 a Form 25 with the SEC to voluntarily withdraw and delist the company’s common stock from the NYSE. The company also intends to file on or about April 17, 2020 a Form 15 with the SEC to request deregistration from SEC reporting requirements. The company plans to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 prior to deregistering. Immediately upon the filing of the Form 15, the company's obligation to file certain periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended. It is expected that the voluntary delisting will take effect on or about April 17, 2020, and at that time the company's shares will no longer be traded on the NYSE. After departing the NYSE, the company expects that its common shares will be traded on over-the-counter markets and expects that consolidated financial statements will be made available publicly on an annual basis. While continuing to qualify for listing on the NYSE, the company made the decision to voluntarily deregister its shares because it has fewer than 300 stockholders of record and believes that it is in the best interest of the company’s stakeholders to reduce legal and administrative costs associated with being listed on the NYSE and complying with on-going SEC reporting requirements. The company’s Board of Directors formed a committee comprised solely of independent directors to thoroughly explore the option of voluntarily delisting and deregistering. After review of the facts, the committee determined that the company should follow this course of action. CEO Comments “In the fourth quarter, we continued to face challenging market conditions which hindered our operating performance. The General Motors strike impacted October results, however volumes recovered at Ascent On-Demand in November and December. The downsizing of our dry van business proceeded as planned, and we successfully completed the divestiture of the Intermodal and Flatbed business units,” said Curt Stoelting, Chief Executive Officer of Roadrunner. “Also in the fourth quarter, the company began to reduce corporate costs which we believe will have a positive impact on our future performance. We plan to continue to reduce corporate and overhead costs throughout 2020.” Stoelting continued, “We recently unveiled a rebranding of our air and ground expedite business as Ascent On-Demand, part of our Ascent Global Logistics brand and created an enterprise sales team to drive organic revenue growth across our streamlined portfolio. We continue to invest in enhanced technology in our Ascent segments, where our new PEAK enterprise platform is designed to maximize our go-to-market capabilities and harmonize our customer service and back office functions. We also continue to implement strategic investments in our LTL segment, including dock automation and productivity applications, optimized line-haul and pricing management tools and improved customer and partner facing visibility technologies.” “We recently completed our previously announced sale of Prime, which along with the divestitures of the Intermodal and Flatbed business units, provided more than $300 million in cash which was primarily used to pay down debt and capital lease obligations. After the sale of Prime, we fully paid all outstanding amounts under our previous Term and ABL loans and entered into a new ABL facility. The company has available funds from cash on hand and availability through our new ABL and Third Lien facilities,” said Stoelting.” Stoelting concluded, “Now that we have significantly improved our balance sheet, we are in position to voluntarily withdraw from the NYSE and deregister from the reporting requirements of the SEC. Voluntarily delisting and deregistering is expected to not only save significant costs, but also free up management time to fully focus on executing strategies to improve operating performance, generate attractive returns on invested capital and build long-term shareholder value. Based on our strengthened balance sheet and current ownership structure, delisting and deregistering is not expected to impact our current business operations or future growth opportunities.”

About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a suite of solutions under the Roadrunner® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload and over-the-road truckload services. Ascent Global Logistics offers premium mission critical air and ground logistics solutions, domestic freight management and brokerage, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner's plan to reduce corporate and overhead costs; the ability of Roadrunner’s enterprise sales team to drive organic revenue growth; Roadrunner’s ability to improve operating performance, generate attractive returns on invested capital and build long-term shareholder value; Roadrunner’s plans and timing to delist its common stock from the NYSE and deregister with the SEC; Roadrunner's plan for filing its Annual report on Form 10-K; the anticipated cost savings of delisting and deregistering; the future trading of Roadrunner’s shares on over-the-counter markets; the public availability of financial statements on an annual basis; and the impact of delisting and deregistering on Roadrunner’s current business operations and future growth opportunities. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2019. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward- looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long- term incentive compensation expenses, gain on sale of businesses, loss on debt restructuring, settlements of contingent purchase obligations, operations restructuring costs, and corporate restructuring and restatement costs associated with legal, consulting and accounting matters, including internal and external investigations. Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP.

### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED BALANCE SHEETS (Unaudited) December 31, (In thousands, except par value) 2019 2018 ASSETS Current assets: Cash and cash equivalents $ 4,777 $ 11,179 Accounts receivable, net of allowances of $8,279 and $9,980, respectively 216,389 274,843 Income tax receivable 2,861 3,910 Prepaid expenses and other current assets 40,474 61,106 Total current assets 264,501 351,038 Property and equipment, net of accumulated depreciation of $142,854 and $130,077, respectively 160,634 188,706 Other assets: Operating lease right-of-use asset 116,926 — Goodwill 97,265 264,826 Intangible assets, net 25,983 42,526 Other noncurrent assets 5,088 6,361 Total other assets 245,262 313,713 Total assets $ 670,397 $ 853,457 LIABILITIES AND STOCKHOLDERS’ INVESTMENT (DEFICIT) Current liabilities: Current maturities of debt $ 2,291 $ 13,171 Current maturities of indebtedness to related party 9,234 — Current finance lease liability 15,600 13,229 Current operating lease liability 38,566 — Accounts payable 129,724 160,242 Accrued expenses and other current liabilities 78,721 110,943 Total current liabilities 274,136 297,585 Deferred tax liabilities 940 3,953 Other long-term liabilities 1,513 7,857 Long-term debt, net of current maturities 131,540 155,596 Long-term indebtedness to related party 61,695 — Long-term finance lease liability 51,338 37,737 Long-term operating lease liability 93,403 — Preferred stock — 402,884 Total liabilities 614,565 905,612 Commitments and contingencies (Note 14) Stockholders' investment (deficit) : Common stock $.01 par value; 44,000 and 4,200 shares authorized respectively; 37,870 and 1,556 shares issued and outstanding, respectively 379 16 Additional paid-in capital 853,804 405,243 Retained deficit (798,351) (457,414) Total stockholders’ investment (deficit) 55,832 (52,155) Total liabilities and stockholders' investment (deficit) $ 670,397 $ 853,457

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) Year Ended December 31, (In thousands, except per share amounts) 2019 2018 2017 Revenues $ 1,847,862 $ 2,216,141 $ 2,091,291 Operating expenses: Purchased transportation costs 1,246,565 1,518,415 1,430,378 Personnel and related benefits 313,541 309,753 296,925 Other operating expenses 370,213 397,468 393,731 Depreciation and amortization 59,004 42,767 37,747 Gain from sale of businesses (37,221) — (35,440) Impairment charges 197,096 1,582 4,402 Operations restructuring costs 20,579 4,655 — Total operating expenses 2,169,777 2,274,640 2,127,743 Operating loss (321,915) (58,499) (36,452) Interest expense Interest expense - preferred stock — 105,688 49,704 Interest expense - debt 20,412 11,224 14,345 Total interest expense 20,412 116,912 64,049 Loss from debt restructuring 2,270 — 15,876 Loss before income taxes (344,597) (175,411) (116,377) Benefit from income taxes (3,660) (9,814) (25,191) Net loss $ (340,937) $ (165,597) $ (91,186) Loss per share: Basic $ (10.62) $ (107.39) $ (59.37) Diluted $ (10.62) $ (107.39) $ (59.37) Weighted average common stock outstanding: Basic 32,098 1,542 1,536 Diluted 32,098 1,542 1,536

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ INVESTMENT (DEFICIT) (Unaudited) Common Stock Total Additional Stockholders' Paid-In Retained Investment (In thousands, except shares) Shares Amount Capital Deficit (Deficit) BALANCE, December 31, 2016 1,533,625 $ 15 $ 398,970 $ (201,517) $ 197,468 Issuance of restricted stock units, net of taxes paid 3,300 — (239) — (239) Share-based compensation — — 2,233 — 2,233 Issuance of warrants — — 2,571 — 2,571 Net loss — — — (91,186) (91,186) BALANCE, December 31, 2017 1,536,925 $ 15 $ 403,535 $ (292,703) $ 110,847 Issuance of restricted stock units, net of taxes paid 3,760 — (81) — (81) Share-based compensation — — 1,786 — 1,786 Exercise of warrants 15,183 1 3 — 4 Cumulative effect of change in accounting principle — — — 886 886 Net loss — — — (165,597) (165,597) BALANCE, December 31, 2018 1,555,868 $ 16 $ 405,243 $ (457,414) $ (52,155) Issuance of restricted stock units, net of taxes paid 314,280 3 (1,770) — (1,767) Issuance of common stock 36,000,000 360 449,640 — 450,000 Common stock issuance costs — — (11,985) — (11,985) Share-based compensation — — 12,676 — 12,676 Net loss — — — (340,937) (340,937) BALANCE, December 31, 2019 37,870,148 $ 379 $ 853,804 $ (798,351) $ 55,832

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands) Year Ended December 31, 2019 2018 2017 Cash flows from operating activities: Net loss $ (340,937) $ (165,597) $ (91,186) Adjustments to reconcile net loss to net cash (used in) provided by operating activities: Depreciation and amortization 59,754 43,547 38,880 Loss on disposal of property and equipment 1,115 3,212 1,637 Gain on sale of businesses (37,221) — (35,440) Share-based compensation 12,676 1,786 2,233 Change in fair value of preferred stock — 104,568 18,387 Amortization of preferred stock issuance costs — 1,120 16,112 Loss from debt restructuring 2,270 — 15,876 Adjustments to contingent purchase obligations — 1,840 — Provision for bad debts 4,093 3,479 5,964 Deferred tax benefit (3,014) (10,624) (27,066) Impairment charges 207,709 1,582 4,402 Changes in: Accounts receivable 35,629 43,902 (70,171) Income tax receivable 1,049 9,935 26,017 Prepaid expenses and other assets 56,586 (26,052) (753) Accounts payable (28,703) (12,291) 28,960 Accrued expenses and other liabilities (68,081) 5,187 20,596 Net cash (used in) provided by operating activities (97,075) 5,594 (45,552) Cash flows from investing activities: Capital expenditures (27,745) (25,495) (14,517) Proceeds from sale of property and equipment 3,859 2,780 3,636 Proceeds from sale of businesses 84,791 — 88,512 Net cash provided by (used in) investing activities 60,905 (22,715) 77,631 Cash flows from financing activities: Borrowings under revolving credit facilities 633,441 695,751 264,405 Payments under revolving credit facilities (597,660) (708,256) (290,068) Term borrowings 52,592 557 56,927 Term payments (52,395) (19,082) (278,819) Debt issuance costs (2,250) (373) (4,672) Cash collateralization of letters of credit — — (175) Payment of debt extinguishment costs (693) — (10,960) Preferred stock issuance costs — (1,120) (16,112) Proceeds from issuance of preferred stocks and warrants — 34,999 540,500 Preferred stock payments (402,884) — (293,000) Proceeds from issuance of common stock 450,000 — — Common stock issuance costs (10,514) — — Proceeds from exercise of stock warrants — 4 — Issuance of restricted stock units, net of taxes paid (1,767) (81) (239) Proceeds from insurance premium financing 20,735 17,782 — Payments on insurance premium financing (19,072) (12,133) — Payments of finance lease obligation (39,765) (5,450) (3,677) Net cash provided by (used in) financing activities 29,768 2,598 (35,890) Net decrease in cash and cash equivalents (6,402) (14,523) (3,811) Cash and cash equivalents: Beginning of period 11,179 25,702 29,513 End of period $ 4,777 $ 11,179 $ 25,702

ROADRUNNER TRANSPORTATION SYSTEMS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued) (Unaudited) (In thousands) Year Ended December 31, 2019 2018 2017 Supplemental cash flow information: Cash paid for interest $ 18,252 $ 10,408 $ 28,129 Cash refunds from income taxes, net $ (1,028) $ (9,597) $ (25,254) Non-cash finance leases and other obligations to acquire assets $ 55,937 $ 46,973 $ 7,193 Capital expenditures, not yet paid $ 2,294 $ 628 $ —